Unaudited Financial Statements of

FIRST SURGICAL TEXAS, INC.

As of and for the Nine Months Ended September 30, 2010

FIRST SURGICAL TEXAS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(Unaudited)	(Audited)

Assets

Current Assets
Cash and Cash Equivalents	$781,792	$261,594
Accounts Receivable, net	21,002,195	20,141,436
Due From Affiliates	-	604,637
Inventory	896,696	742,780
Prepaid Expenses and Other Current Assets	516,522	233,597
Total Current Assets	23,197,205	21,984,044
Property and Equipment, net	11,022,218	8,039,404
Other Assets, net	43,304	68,620
Total Assets	$34,262,727	$30,092,068

Liabilities and Shareholders' Equity

Current Liabilities
Accounts Payable	$6,809,553	$6,906,807
Accrued Expenses	549,514	503,454
Accrued Distrubutions	533,500	-
Lines of Credit	1,581,250	1,289,801
Current Portion of Long-Term Debt and Capital Lease Obligations	1,215,036	1,737,985
Total Current Liabilities	10,688,853	10,438,047
Long-Term Liabilities
Long-Term Debt and Capital Lease Obligations, Net of Current Portion	11,177,371	8,999,346
Other Long-Term Liabilities	188,452	188,452
Total Long-Term Liabilities	11,365,823	9,187,798

Commitments and Contingencies

Shareholders' Equity
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, zero issued and outstanding, respectively	-	-
Common Stock, $0.0001 par value, 250,000,000 shares authorized, 40,000,002 and 37,076,035 shares issued and outstanding, respectively	4,000	3,708
Additional Paid-In Capital	4,247,796	2,874,695
Accumulated Earnings	7,956,256	7,587,820
Total Shareholders' Equity	12,208,052	10,466,223
Total Liabilities and Shareholders' Equity	$34,262,727	$30,092,068

The accompanying notes are an integral part of these consolidated unaudited financial statements.

FIRST SURGICAL TEXAS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net Revenue	$9,610,214	$7,370,894	$34,599,464	$30,247,939

Operating Expenses
Salaries and Benefits	2,828,906	2,657,181	8,158,006	7,683,318
Medical Supplies	1,807,499	1,872,323	6,037,801	5,814,551
Management Fees	1,641,542	1,642,576	5,001,306	4,921,263
Rent	497,370	394,067	1,396,144	1,378,437
Depreciation and Amortization	323,243	212,834	1,017,494	922,817
Other Operating Expenses	1,271,571	1,079,778	4,880,191	3,684,031
Total Operating Expenses	8,370,131	7,858,759	26,490,942	24,404,417
Other Income and Expenses
Interest Income	283	538	992	2,329
Interest Expense	(211,026)	(244,054)	(650,703)	(762,255)
Total Other Income and Expenses	(210,743)	(243,516)	(649,711)	(759,926)
Income (Loss) Before Income Taxes	1,029,340	(731,381)	7,458,811	5,083,596
Income Taxes	-	-	-	-
Net Income	$1,029,340	$(731,381)	$7,458,811	$5,083,596
Basic and Diluted Income per Common Share	$0.03	$(0.02)	$0.19	$0.14
Weighted average number of common shares outstanding - basic and fully diluted	40,000,002	37,076,035	39,271,688	37,076,035

The accompanying notes are an integral part of these consolidated unaudited financial statements.

FIRST SURGICAL TEXAS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$7,458,811	$5,083,596
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,007,305	895,203
Amortization of Deferred Financing Costs	(219)	27,614
Stock Compensation	765,072	-
Changes in Operating Assets and Liabilities:
Accounts Receivable	(205,163)	1,759,955
Inventory	(153,916)	(72,330)
Other Current Assets	(257,387)	183,360
Accounts Payable and Accrued Expenses	(83,098)	498,073
Net Cash Provided by Operating Activities	8,531,405	8,375,471
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(3,462,659)	(280,780)
Net Cash Used in Investing Activities	(3,462,659)	(280,780)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on Line of Credit	351,449	468,551
Repayments on Line of Credit	(60,000)	(120,000)
Proceeds from Issuance of Long-Term Debt	2,952,078	-
Repayment of Long-Term Debt	(1,310,900)	(1,145,036)
Partner Contributions	75,700	50,000
Partner Distributions	(6,556,875)	(7,235,000)
Net Cash Used in Financing Activities	(4,548,548)	(7,981,485)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	520,198	113,205
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	261,594	487,139
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$781,792	$600,344

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid for Interest	$607,300	$673,326

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued Capital Expenditures	$(2,862)	$134,713

The accompanying notes are an integral part of these consolidated unaudited financial statements.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

First Surgical Texas, Inc., including its subsidiaries, is an owner and operator of two ambulatory surgery centers (“ASC”), First Street Surgical Center, L.P., and First Surgical Woodlands, L.P., and a general acute care hospital, First Street Hospital, L.P., all located in the greater Houston, Texas metro area.  Procedures performed include non life-threatening surgeries, such as bariatrics, reconstructive and cosmetic plastics, orthopedics, pain management, neurosurgery and podiatry, which are often completed on an outpatient or short stay basis.

Effective December 1, 2010, Piper Acquisition III, Inc. (“Piper”) acquired all of the limited and general partnership interests of First Street Surgical Center, L.P., First Surgical Woodlands, L.P., and First Street Hospital, L.P. (“Partnerships”), all of which were under common control, in exchange for the issuance of 36,000,002 shares of Piper’s common stock.

The exchange of shares has been accounted for as a reverse acquisition under the purchase method of accounting.  Accordingly, the merger has been recorded as a recapitalization of Piper, with the consolidated financials of the Partnerships being treated as the continuing entity (“we” or the “Company”).  Effective December 3, 2010, the Company changed its name to First Surgical Texas, Inc.  The historical financial statements presented are those of the Partnerships. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer, Piper, are not significant; therefore, no pro forma financial information is submitted.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The Company has prepared the accompanying unaudited consolidated financial statements in accordance with accounting principles generally accepted in the United States of America for interim financial information.  These financial statements should be read together with the financial statements and notes in the Company’s audited consolidated financial statements for the year ended December 31, 2009.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  The accompanying financial statements reflect all adjustments and disclosures, which, in the Company’s opinion, are necessary for fair presentation.  All such adjustments are of a normal recurring nature.  The results of operations for the interim periods are not necessarily indicative of the results of the entire year.

Use of Estimates and Assumptions

Future events and their effects cannot be predicted with certainty; accordingly the preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  The accounting estimates used in the preparation of our consolidated unaudited financial statements will change as new events occur, as more experience is acquired , as additional information is obtained, and as our operating environment changes.  Significant estimates and assumptions are used for, but not limited to: (1) allowance for contractual revenue adjustments; (2) depreciable lives of assets; (3) assessment of long-lived assets for impairment (4) economic lives and fair values of leased assets; (5) uncertain tax positions; and (6) contingency and litigation reserves.  The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources.  The Company evaluates its estimates and assumptions on a regular basis and may employ outside experts to assist in our evaluation, as considered necessary.  Actual results may differ from these estimates and assumptions used in preparation of its financial statements and changes in these estimates are recorded when known.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

Revenue Recognition

Revenues consist primarily of net patient service revenues that are recorded based upon established billing rates less allowances for contractual adjustments.  Revenues are recorded during the period the healthcare services are provided, based upon the estimated amounts due from the patients and third-party payors, including federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, and employers.  Estimates of contractual allowances under third-party payor arrangements are based upon the payment terms specified in the related contractual agreements.  Third-party payor contractual payment terms are generally based upon predetermined rates per diagnosis, per diem rates, or discounted fee-for-service rates.  The Company does not expect there to be material changes to prior period estimates of allowances for contractual and other adjustments.  Further, we do not foresee changes in our estimate of unsettled amounts from third party payors as of the latest balance sheet date that could have a material effect on our financial position, results of operations or cash flows.

Laws and regulations governing the Medicare and Medicaid programs are complex, subject to interpretation, and are routinely modified for provider reimbursement.  All healthcare providers participating in the Medicare and Medicaid programs are required to meet certain financial reporting requirements. Federal regulations require submission of annual cost reports covering medical costs and expenses associated with the services provided by each hospital to program beneficiaries.  Annual cost reports required under the Medicare and Medicaid programs are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be due to the Company under these reimbursement programs.  These audits often require several years to reach the final determination of amounts earned under the programs.  As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term.

We provide care to patients who are financially unable to pay for the healthcare services they receive, and because we do not pursue collection of amounts determined to qualify as charity care, such amounts are not recorded as revenues.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with an original maturity of three months or less at time of purchase to be cash equivalents.  These investments are carried at cost, which approximates fair value.  Cash and cash equivalent balances may, at certain times, exceed federally insured limits.

Accounts Receivable

The Company reports accounts receivable at estimated net realizable amounts from services rendered from federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, workers’ compensation programs, employers, and patients.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

Inventory

Inventory is valued at the lower of cost or market with cost determined on first-in, first-out basis.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions and betterments that extend the life of the asset are capitalized.  Assets under capital lease obligations are reported at the lower of fair value or the present value of the aggregate future minimum lease payments at the beginning of the lease term.  In the case of sale, retirement, or disposal, the asset cost and related accumulated depreciation balances are removed from the respective accounts, and the resulting net amount, less any proceeds, is included as income from operations in the consolidated statements of operations.  Depreciation is provided over the estimated useful lives of the assets.  The depreciable lives and depreciation methods used for each class of asset are as follows:

Useful
Class	Life	Depreciation Method
Furniture and Equipment	5-7 years	200% double declining
Software	3 years	Straight-line
Leasehold Improvements	5-30 years	Straight-line

Advertising

The Company expenses advertising costs as incurred.  Advertising expense was $83,687 and $115,080 for the three months ended September 30, 2010 and 2009, respectively, and $243,673 and $321,267 for the nine months ended September 30, 2010 and 2009, respectively, and is included in the caption Other Operating Expenses.

Income Taxes

We provide for income taxes using the asset and liability method. This approach recognizes the amount of federal, state, and local taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the consolidated financial statements and income tax returns.  Deferred income tax assets and liabilities are adjusted to recognize the effects of changes in tax laws or enacted tax rates.  A valuation allowance is required when it is more likely than not that some portion of the deferred tax assets will not be realized.  Realization is dependent on generating sufficient future taxable income.  We evaluate our tax positions and establish assets and liabilities in accordance with the applicable accounting guidance on uncertainty in income taxes.  We review these tax uncertainties in light of changing facts and circumstances, such as the progress of tax audits, and adjust them accordingly.  The Company and its corporate subsidiaries file a consolidated federal income tax return.  Some subsidiaries consolidated for financial reporting purposes are not part of the consolidated group for federal income tax purposes and file separate federal income tax returns.  State income tax returns are filed on a separate, combined, or consolidated basis in accordance with relevant state laws and regulations.  Partnerships, limited liability partnerships, limited liability companies, and other pass-through entities that we consolidate or account for using the equity method of accounting file separate federal and state income tax returns.  We include the allocable portion of each pass-through entity’s income or loss in our federal income tax return.  We allocate the remaining income or loss of each pass-through entity to the other partners or members who are responsible for their portion of the taxes.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

The Company’s income (loss) before income taxes totaled $1,029,340 and ($731,381) for the three months ended September 30, 2010 and 2009, respectively, and $7,458,811 and $5,083,596 for the nine months ended September 30, 2010 and 2009, respectively.  All of this income passed through to the then-limited partners of each of the Company’s subsidiaries and the Company, therefore, had no corporate tax obligation to record. The Company had no deferred tax assets or liabilities as of September 30, 2010 or 2009.  Had the acquisition by Piper occurred on January 1, 2008, the Company’s pro-forma income tax expense (benefit) would have been $360,269 and ($255,983) for the three months ended September 30, 2010 and 2009, respectively, and $2,610,584 and $1,779,259 for the nine months ended September 30, 2010 and 2009, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments are cash, accounts receivable, accounts payable, capital lease obligations, and debt.  The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The recorded values of capital lease obligations and long-term debt approximate their fair values, as their effective interest rates approximates market rates.

Impairment of Long-Lived Assets

We assess the recoverability of long-lived assets, whenever events or changes in circumstances indicate we may not be able to recover the asset’s carrying amount.  We measure the recoverability of long-lived assets by a comparison of the carrying amount of the asset to the expected net future cash flows to be generated by that asset.  We present an impairment charge as a separate line item within income from continuing operations in our consolidated statements of operations, unless the impairment is associated with a discontinued operation.  In that case, we include the impairment charge, on a net-of-tax basis, within the results of discontinued operations.  The Company did not recognize an impairment of long-lived assets during either of the nine months ended September 30, 2010 or 2009.

 Financing Costs

We amortize financing costs using the effective interest method over the life of the related debt.  The related expense is included in interest expense in our consolidated statements of operations.

Commitments and Contingencies

Accruals for loss contingencies arising from claims, assessments, litigation, environmental and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.  These accruals are adjusted as additional information becomes available or circumstances change.

Earnings per Common Share

The calculation of earnings per common share is based on the weighted-average number of our common shares outstanding during the applicable period.  The calculation for diluted earnings per common share recognizes the effect of all potential dilutive securities that were outstanding during the respective periods, unless their impact would be antidilutive.  The Company had no dilutive securities outstanding during the three or nine months ended September 30, 2010 or 2009.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

Prior to the Company’s acquisition by Piper, on December 1, 2010, all of the net income from the Company’s subsidiaries, First Street Surgical Center, L.P., First Surgical Woodlands, L.P., and First Street Hospital, L.P. passed through to the then-limited partners of each of the Company’s subsidiaries and the Company, therefore, had no corporate tax obligation to record (see Note 2 – Income Taxes).  Had the acquisition by Piper occurred on January 1, 2008, the Company’s pro-forma earnings per share would have been $0.02 and ($0.01) for the three months ended September 30, 2010 and 2009, respectively, and $0.12 and $0.09 for the nine months ended September 30, 2010 and 2009, respectively.

Subsequent Events

Subsequent events have been evaluated through December 30, 2010, which represents the issuance date of these consolidated unaudited financial statements.

Recently Issued Accounting Standards

In December 2009, the FASB amended guidance related to fair value measurements and disclosures, which was effective beginning the second quarter of the Company’s 2010 fiscal year, June 30, 2010.  These amendments prescribe new disclosures and clarify certain existing disclosure requirements related to fair value measurements.  The objective of the amendments was to improve these disclosures and, thus, increase the transparency in financial reporting.  The adoption of these amendments did not have a material impact on the Company’s consolidated financial statements.

In February 2010, the FASB amended guidance related to disclosure of subsequent events, which was effective upon issuance.  These amendments prescribe that entities that are SEC filers are required to evaluate subsequent events through the date that the financial statements are issued.  The adoption of these amendments did not have a material impact on the Company’s consolidated financial statements.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of September 30, 2010, and December 31, 2009:

	As of
	September 30,	December 31,
	2010	2009

Leasehold Improvements	$12,232,054	$8,263,975
Medical Equipment	7,774,014	7,659,363
Furniture, Fixtures and Office Equipment	962,261	1,044,464
	$20,968,329	$16,967,802

Accumulated Depreciation	(9,946,111)	(8,928,398)
Property and Equipment, net	$11,022,218	$8,039,404

As of both September 30, 2010 and December 31, 2009, the Company had $2,081,267 of equipment cost under capital lease, with accumulated amortization of $1,866,060 and $1,686,239, respectively, resulting in net assets under capital leases of $215,204 and $395,028, respectively.  All of the Company’s assets under capital lease consisted of medical equipment.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

During both the three and nine months ended September 30, 2010, the Company capitalized approximately $13,774 of interest related to borrowings for projects under construction, respectively.  No interest was capitalized during either the three or nine months ended September 30, 2009.

4.	LINES OF CREDIT

First Street Hospital, L.P. entered into a Letter Loan Agreement (“FSH Letter Loan Agreement”) with a financial institution on January 8, 2008.  The FSH Letter Loan Agreement provided for a $750,000 line of credit loan and a term loan (“FSH Loans”).  The FSH Letter Loan Agreement provides for FSH Loans to be secured by real property owned by First Street Holdings, L.P., a related party to the Company, as well as accounts, inventory, fixtures, equipment and general intangibles; that the loans will be guaranteed personally by certain former partners of First Street Hospital, L.P., who are current shareholders of the Company; and require First Street Hospital, L.P. to maintain a debt service coverage ratio of 1.25 to 1.0.  The line of credit loan calls for monthly interest only payments which shall from day to day be equal to the lesser of (a) a fluctuating rate per annum (the ‘Contract Rate’) which is equal to the Index Rate which represents the rate of interest then most recently established by J.P. Morgan Chase Bank (or its successors) as its prime rate or (b) the Maximum Rate (the maximum lawful nonusurious rate of interest which under applicable law payee is permitted to charge).  The effective rate of interest at September 30, 2010 was 5.75%.  The line of credit loan originally matured on January 8, 2009, but has been extended to January 8, 2011.  The outstanding balance at September 30, 2010 and December 31, 2009 was $581,250 and $631,250, respectively.  Unused credit at September 30, 2010 was $168,750.  The Company recognized total interest expense of $8,541 and $6,241 during the three months ended September 30, 2010 and 2009, respectively, and $28,886 and $17,494 during the nine months ended September 30, 2010 and 2009, respectively.

First Street Surgical Center, L.P. entered into a Letter Loan Agreement (“FSSC Letter Loan Agreement”) with a financial institution on January 8, 2008. The FSSC Letter Loan Agreement provided for a $750,000 line of credit loan and a term loan (“FSSC Loans”). The FSSC Letter Loan Agreement provides for FSSC Loans to be secured by real property owned by First Street Holdings, L.P., a related party to the Company, as well as accounts, inventory, fixtures, equipment and general intangibles; that the loans will be guaranteed personally by certain former partners of First Street Surgical Center, L.P., who are current shareholders of the Company; and require First Street Surgical Center, L.P. to maintain a debt service coverage ratio of 1.25 to 1.0. The line of credit loan calls for monthly interest only payments which shall from day to day be equal to the lesser of (a) a fluctuating rate per annum (the ‘Contract Rate’) which is equal to the Index Rate which represents the rate of interest then most recently established by J.P. Morgan Chase Bank (or its successors) as its prime rate or (b) the Maximum Rate (the maximum lawful nonusurious rate of interest which under applicable law payee is permitted to charge). The effective rate of interest at September 30, 2010 was 5.75%. The line of credit loan originally matured on January 8, 2009, but has been extended to January 8, 2011. The outstanding balance at September 30, 2010 and December 31, 2009 was $750,000 and $658,551, respectively. Unused credit at September 30, 2010 was $0. The Company recognized total interest expense of $11,021 and $9,977 during the three months ended September 30, 2010 and 2009, respectively, and $30,661 and $28,577 during the nine months ended September 30, 2010 and 2009, respectively.

On September 18, 2009, First Surgical Woodlands, L.P. entered into a $250,000 revolving draw secured promissory note with a financial institution.  The note bears interest at 5.75% per annum.  The note originally matured on September 18, 2010, but has been extended to September 18, 2011.  The note is secured by all the equipment of First Surgical Woodlands, L.P.  The Company had no draws on the note during 2009.  During 2010, the Company borrowed the entire $250,000 available, which remained outstanding at September 30, 2010.  The Company recognized total interest expense of $1,714 and $2,448 during the three months and nine months ended September 30, 2010, respectively.  The Company recognized no interest expense on this note during 2009.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

5.	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

The Company’s long-term debt and capital leases at September 30, 2010 and December 31, 2009, consisted of the following:

	As of
	September 30,	December 31,
	2010	2009
First Street Hospital, L.P.
2008 Note Payable	$6,964,708	$7,213,676
2010 Equipment Loan	110,815	-
2010 Construction Loan	2,841,263	-
Capital Lease Obligations	363,564	625,941

First Street Surgical Center, L.P.
Long-term Line of Credit from Shareholder	316,592	302,695
2008 Note Payable	1,470,929	1,523,507
Capital Lease Obligations	-	17,360

First Surgical Woodlands, L.P.
2009 Note Payable	324,535	1,054,152

	12,392,406	10,737,331

Less: Current Portion	(1,215,036)	(1,737,985)
Long-Term Portion	$11,177,371	$8,999,346

Long-Term Debt

In connection with the FSH Letter Loan Agreement, First Street Hospital, L.P. issued a secured promissory note in the original amount of $7,822,256 on January 8, 2008, to a financial institution.  The note bears interest at 7.70% per annum and matures on January 8, 2013.  The note calls for monthly interest and principal payments of $73,747, with a balloon payment due on January 8, 2013, of $6,162,583.  As of September 30, 2010 and December 31, 2009, the Company owed $6,964,708 and $7,213,676, respectively on the note.  The Company recognized total interest expense of $138,164 and $144,524 during the three months ended September 30, 2010 and 2009, respectively, and $414,764 and $433,270 during the nine months ended September 30, 2010 and 2009, respectively.

On May 4, 2010, First Street Hospital, L.P. entered into an unsecured $250,000 promissory note with a financial institution.  The note bears interest at 6.50% per annum.  The note matures on February 4, 2011.  As of September 30, 2010, the Company had $110,815 under the note and had an additional $139,185 available to borrow.  The Company recognized total interest expense of $1,720 and $2,684 during the three months and nine months ended September 30, 2010, respectively.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

On May 4, 2010, First Street Hospital, L.P. entered into a secured construction loan agreement with a financial institution.  The loan agreement provides for advances equal to 80% of the “as completed” appraised value of the current expansion of the Company’s First Street Hospital facility.  The total anticipated advances under the loan agreement totals $4,439,150, and as of September 30, 2010, the Company had received advances totaling $2,841,263 and had an additional $1,597,887 available to borrow.  The note bears interest at 6.50% per annum.  The note matures on May 4, 2013.  The Company recognized total interest expense of $13,774 and $14,079 during the three months and nine months ended September 30, 2010, respectively.

On June 1, 2006, First Street Surgical Center, L.P. entered into a $700,000 long-term line of credit with one of its former partners, who is a current shareholder of the Company.  The line of credit bears interest at 6.0% per annum and is unsecured.  As of September 30, 2010 and December 31, 2009, the Company owed $316,592 and $302,695, respectively on the line of credit. The Company recognized total interest expense of $4,702 and $4,429 during the three months ended September 30, 2010 and 2009, respectively, and $13,897 and $13,090 during the nine months ended September 30, 2010 and 2009, respectively.

In connection with the FSSC Letter Loan Agreement, First Street Surgical Center, L.P. issued a secured promissory note in the original amount of $1,652,030 on January 8, 2008, to a financial institution.  The note bears interest at 7.70% per annum and matures on January 8, 2013.  The note calls for monthly interest and principal payments of $15,502.88, with a balloon payment due on January 8, 2013, of $1,301,513.  As of September 30, 2010 and December 31, 2009, the Company owed $1,470,929 and $1,523,507.  The Company recognized total interest expense of $29,180 and $30,523 during the three months ended September 30, 2010 and 2009, respectively, and $87,597 and $91,505 during the nine months ended September 30, 2010 and 2009, respectively.

On May 18, 2006, First Surgical Woodlands, L.P. issued a $3,000,000 secured promissory note to a financial institution.  The note bore interest at 9.0% per annum and matures on June 1, 2011.  The note was secured by all the accounts, property and equipment of First Surgical Woodlands, L.P.  The note was repaid in September 2009.  The Company recognized total interest expense of $30,709 and $101,924 during the three and nine months ended September 30, 2009, respectively.

On September 18, 2009, First Surgical Woodlands, L.P. issued a $1,300,000 secured promissory note to a financial institution.  The note bears interest at 5.95% per annum and matures on January 18, 2011.  The note is secured by all the equipment of First Surgical Woodlands, L.P.  As of September 30, 2010 and December 31, 2009, the Company owed $324,535 and $1,054,152.  The Company recognized total interest expense of $7,508 and $2,500 during the three months ended September 30, 2010 and 2009, respectively, and $33,227 and $2,500 during the nine months ended September 30, 2010 and 2009, respectively.

Capital Lease Obligations

We engage in a significant number of leasing transactions including medical equipment, computer equipment and other equipment utilized in operations.  Leases meeting certain accounting criteria have been recorded as an asset and liability at the lower of fair value or the net present value of the aggregate future minimum lease payments at the inception of the lease.  Interest rates used in computing the net present value of the lease payments generally ranged from 5.914% to 26.814% based on our incremental borrowing rate at the inception of the lease.  Our leasing transactions include arrangements for equipment with major equipment finance companies and manufacturers who retain ownership in the equipment during the term of the lease.

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

6.	RELATED PARTY TRANSACTIONS

During the years ended December 31, 2009 and 2008, both First Street Hospital, L.P. and First Surgical Woodlands, L.P. held management agreements with First Surgical Partners, LLC (the former General Partner of the Company’s limited partnerships and the owners of which are shareholders of the Company) where the Company retained the services of First Surgical Partners, LLC to assist the Company in managing and conducting day-to-day business and services.  The First Surgical Woodlands, L.P. agreement was executed on February 1, 2005, with a term of five years and shall automatically renew for one additional two year period unless otherwise terminated.  The First Street Hospital, L.P. agreement was executed on July 25, 2006, with a term of ten years and shall automatically renew for one additional two year period unless otherwise terminated.  Each agreement calls for the payment by the partnerships to First Surgical Partners, LLC a monthly fee equal to 5% of the net monthly collected revenues from the partnership’s cash collections.  For the three and nine months ended September 30, 2010, the partnerships paid a total of $441,542 and $1,401,306 in management fees to First Surgical Partners, LLC.  For the three and nine months ended September 30, 2009, the partnerships paid a total of $442,575 and $1,321,263 in management fees to First Surgical Partners, LLC.

On June 1, 2006, First Street Surgical Center, L.P. entered into a $700,000 long-term line of credit with one of its former partners, who is a current shareholder of the Company. The line of credit bears interest at 6.0% per annum and is unsecured. As of September 30, 2010 and December 31, 2009, the Company owed $316,592 and $302,695, respectively on the line of credit. The Company recognized total interest expense of $4,702 and $4,429 during the three months ended September 30, 2010 and 2009, respectively, and $13,897 and $13,090 during the nine months ended September 30, 2010 and 2009, respectively.

7.	SUBSEQUENT EVENT

On November 4, 2010, the Company entered into a Contribution Agreement with the shareholders of Arkson Nutraceuticals, Inc., a Delaware corporation (“Arkson”), pursuant to which the Company’s Shareholders agreed to contribute 100% of the outstanding securities of the Company in exchange for 39,964,346 shares of Arkson’s common stock (the “Merger”). On November 24, 2010, the Company entered an agreement with Arkson to extend the closing date to December 31, 2010. The Merger closed on December 31, 2010. Considering that, following the merger, the Company’s shareholders control the majority of the merged company’s outstanding common stock, the Company is considered the accounting acquirer in this reverse-merger transaction. A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of the Company’s securities for Arkson’s net monetary assets, which were deminimus, accompanied by a recapitalization. Accordingly, the Company did not recognize any goodwill or other intangible assets in connection with this transaction. The Company is the surviving and continuing entity and the historical financials following the reverse merger transaction will be those of the Company. The result of the merger had no effect on the Company’s consolidated net assets, net income or cash flow. The merger did result in the recapitalization of the Company’s stockholders’ equity as presented below:

First Surgical Texas, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

	As of September 30, 2010
	As			Pro-
	Reported	Adjustments		Forma
Shareholders' Equity
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, zero issued and outstanding, respectively	$-	$-		$-
Common Stock, $0.0001 par value, 250,000,000 shares authorized, 40,000,002 and 40,000,005 shares issued and outstanding, respectively	4,000	-	(1)	4,000
Additional Paid-In Capital	4,247,796	7,587,820	(1)(2)	11,835,616
Accumulated Earnings	7,956,256	(7,587,820	) (2)	368,436
Total Shareholders' Equity	$12,208,052	$-		$12,208,052

Adjustments

1.	To reflect the recapitalization due to the reverse merger with Arkson on December 31, 2010
2.	To reflect the recapitalization due to change in corporate structure from limited partnerships to a C-Corp on December 1, 2010

Had the merger with Arkson occurred on January 1, 2008, taking into account the shares issued in the merger transaction, and the effect of the Company’s pro-forma income tax expense discussed in Note 2., the Company’s earnings would have been $0.02 and ($0.01) for the three months ended September 30, 2010 and 2009, respectively, and $0.12 and $0.09 for the nine months ended September 30, 2010 and 2009, respectively.